SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 16, 2004 (July 31, 2004)

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

WISCONSIN ENERGY CORPORATION

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Effective July 31, 2004, Wisconsin Energy Corporation ("WEC") completed the sale of all of the issued and outstanding stock of its wholly-owned subsidiary, WICOR, Inc. ("WICOR"), to Pentair, Inc. ("Pentair") for $850 million in cash, subject to post-closing adjustments. Pentair also assumed approximately $25 million in third party debt. At the time of the closing, WICOR's only asset was its equity interest in WICOR Industries, LLC ("WICOR Industries"). WICOR Industries and its consolidated subsidiaries engage in the manufacture of pumps, water treatment products and fluid handling equipment with manufacturing, sales and distribution facilities in the United States and several other countries. The amount of consideration received in the transaction was the result of arms length negotiations between WEC and Pentair.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Business Acquired:

          Not applicable.

(b)     Pro Forma Financial Information:

          The pro forma financial information to be filed pursuant to Item 7(b) of Form 8-K is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c)     Exhibits:

Exhibit No.

         2 Plan of acquisition, reorganization, arrangement, liquidation or succession

          2.1     Stock Purchase Agreement among Pentair, Inc., WICOR, Inc. and Wisconsin Energy Corporation, dated February 3, 2004 ("Stock Purchase Agreement"). (Exhibit 2.1 to Wisconsin Energy Corporation's 06/30/04 Form 10-Q.)

          2.2     Amendment to the Stock Purchase Agreement among Pentair, Inc., WICOR, Inc. and Wisconsin Energy Corporation, dated July 23, 2004. (Exhibit 2.2 to Wisconsin Energy Corporation's 06/30/04 Form 10-Q).

          99 Additional exhibits

          99.1     Pro forma financial information to be filed pursuant to Item 7(b) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: August 16, 2004	Stephen P. Dickson -- Controller and
Principal Accounting Officer